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Exhibit 4.3

QWEST COMMUNICATIONS INTERNATIONAL INC.

7 1/2% Senior Notes due 2014, Series B

Second Supplemental Indenture
Dated as of June 23, 2005

U.S. BANK NATIONAL ASSOCIATION,
as Trustee with respect to such series of Securities as shall be designated from time to time pursuant to the terms hereof

Exhibits

EXHIBIT A	—	FORM OF 2014 NOTE
EXHIBIT B	—	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION TO TRANSFERS PURSUANT TO REGULATION S
EXHIBIT C	—	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION TO TRANSFERS PURSUANT TO REGULATION S
EXHIBIT D	—	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT E	—	FORM OF GUARANTEE

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        SECOND SUPPLEMENTAL INDENTURE dated as of June 23, 2005 (this "Supplemental Indenture") by and among QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the "Company"), the Guarantors named in the Base Indenture (as defined below) and U.S. BANK NATIONAL ASSOCIATION, as trustee with respect to the Offered Notes (as defined below) (the "Trustee"). The Trustee, and each other trustee appointed as such with respect to the Securities of any series issued under the Indenture (as defined below), shall be the "Trustee" (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture and/or any supplement thereto).

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes:

        WHEREAS, the Company and J.P. Morgan Trust Company, National Association, are parties to that certain Indenture dated as of February 5, 2004 (the "Base Indenture,") as amended and supplemented by the First Supplemental Indenture by and among the Company, the Guarantors and the Trustee dated as of June 17, 2005 (the "First Supplemental Indenture"), as further amended and supplemented by this Supplemental Indenture (as amended and supplemented, the "Indenture") providing for the issuance from time to time of senior debt securities ("Securities") to be issued in one or more series.

        WHEREAS, the Company has previously issued under the Indenture a series of Securities, designated as its 7 1/2% Senior Notes due 2014 in an aggregate principal amount of $500,000,000 (the "February Notes"), and an additional $600,000,000 aggregate principal amount of 7 1/2% Notes due 2014, Series B (the "Initial Notes").

        WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for an issuance by the Company of an additional $200,000,000 aggregate principal amount of 7 1/2% Notes due 2014, Series B (the "Additional Series B Notes," and together with the Initial Notes, the "Offered Notes," and together with the February Notes, the "Notes"). The Additional Series B Notes shall be substantially in the form attached hereto as Exhibit A.

        WHEREAS, Section 10.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Additional Notes as permitted by Section 2.15 of the Indenture;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

        WHEREAS, the Company desires to evidence and provide for the acceptance of the appointment of the Trustee as Trustee for the Offered Notes; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

        NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I.

THE 7 1/2% SENIOR NOTES DUE FEBRUARY 15, 2014—SERIES B

        SECTION 1.01.    Designation of Notes.

        The changes, modifications and supplements to the Indenture of this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Additional Series B Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby designated an additional $200 million aggregate principal amount of the series of Notes under the Indenture entitled "7 1/2% Senior Notes due February 15, 2014—"Series B". The Additional Series B Notes shall be in the form of Exhibit A hereto. The Additional Series B Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. Subject to the terms in the Indenture, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time. For all purposes under the Indenture, the term "Notes" shall include the February Notes, the Initial Notes, the Additional Series B Notes and any other Notes issued after such date under the Indenture.

        SECTION 1.02.    Other Terms of the Notes.

        Without limiting the foregoing provisions of this Article One, the terms of the Offered Notes shall be as set forth in the forms of Note set forth in Exhibit A hereto and as provided in the Base Indenture, as supplemented hereby.

        The Offered Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE II.

APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION

        SECTION 2.01.    Appointment of U.S. Bank National Association.

        The Company hereby appoints the Trustee as trustee under the Indenture with respect to the Additional Series B Notes and each other series of Securities for which the Trustee shall be appointed by the Company pursuant to the Indenture, to act as Trustee under the Indenture, and confirms to the Trustee all of the rights, powers, and trusts of a Trustee under the Indenture with respect to the Offered Notes and each other series of Securities for which the Trustee shall be appointed by the Company to act as Trustee under the Indenture. The Company shall execute and deliver such further instruments and do such other things as the Trustee may reasonably require to more fully and certainly vest and confirm in the Trustee all the rights, trusts, and powers hereby delivered and confirmed upon the Trustee hereunder and under the Indenture.

        SECTION 2.02.    Acceptance of Trustee.

        The Trustee hereby accepts its appointment as trustee with respect to the Additional Series B Notes and shall hereby be vested with all of the authority, rights, powers, trusts, immunities, duties, benefits and obligations of a Trustee under the Indenture.

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        SECTION 2.03.    Qualification of Trustee.

        The Trustee hereby represents and warrants to the Company that the Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, and Section 7.10 of the Indenture to act as trustee with respect to the Additional Series B Notes under the Indenture.

        SECTION 2.04.    Notice.

        Any notice or communications by the Trustee is duly given if in writing and delivered in person or mailed by certified mail to:

    U.S. Bank National Association
    950 17th Street, Suite 300
    Denver, CO 80202
    Attn: Corporate Trust Services

ARTICLE III.

AMENDMENTS TO THE INDENTURE

        SECTION 3.01.    Amendments to the Indenture.

        Pursuant to Section 10.01(a) and (f) of the Base Indenture, the Indenture is hereby amended as follows:

          (a)   in the definition of "Permitted Collateral Liens" in Section 1.01 of the Base Indenture, the words "and the QSC guaranty of the Offered Notes" shall be added at the end of Clause (2);

          (b)   in the definition of "Reference Treasury Dealer" in Section 1.01 of the Base Indenture, the words "Banc of America Securities LLC," shall be removed and the words "Deutsche Bank Securities Inc." shall replace the words "UBS Warburg LLC"; and

          (c)   in the definition of "Termination Event" in Section 1.01 of the Base Indenture, the words "the Offered Notes or" shall appear before the words "Indebtedness secured by a lien" and after the words "other than."

ARTICLE IV.

MISCELLANEOUS

        SECTION 4.01.    Amendment and Supplement.

        This Supplemental Indenture or the Offered Notes may be amended or supplemented as provided for in the Indenture.

        SECTION 4.02.    Indenture.

        In the event of any conflict between this Supplemental Indenture and the Base Indenture or the First Supplemental Indenture, the provisions of this Supplemental Indenture shall prevail.

        SECTION 4.03.    Governing Law.

        The laws of the State of New York shall govern this Supplemental Indenture and the Securities of the Series created hereby.

        SECTION 4.04.    No Adverse Interpretation of Other Agreements.

        This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

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        SECTION 4.05.    Successors and Assigns.

        All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

        SECTION 4.06.    Duplicate Originals.

        This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

        SECTION 4.07.    Severability.

        In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

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SIGNATURES

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST COMMUNICATIONS INTERNATIONAL INC. QWEST SERVICES CORPORATION QWEST CAPITAL FUNDING, INC.
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION
By:	Name: Title:

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EXHIBIT A-1

[FORM OF FACE OF INITIAL NOTE]

[GLOBAL NOTES LEGEND](a)

(a)
Include only on Notes issued in global form

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[RESTRICTED NOTES LEGEND]

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        [THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

        NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.](a)

(a)
This legend to appear only on Temporary Regulation S Global Notes.

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        THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 1801 CALIFORNIA STREET, DENVER, CO 80802, ATTENTION: CHIEF FINANCIAL OFFICER.

7 1/2% SENIOR NOTE DUE 2014, Series B

No.	CUSIP No.
$

        QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the "Company"), promises to pay to            , or its registered assigns, the principal sum of             in U.S. Dollars on February 15, 2014.

        Interest Payment Dates: February 15 and August 15

        Record Dates: February 1 and August 1

        Additional provisions of this Note are set forth on the other side of this Note.

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QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	Name: Title:
Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.		[Seal]
by	Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE]

7 1/2% Senior Note due 2014, Series B

1.    Interest

        QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated June 23, 2005 by and among the Company, the Guarantors and the Initial Purchasers (as such is defined in the Registration Rights Agreement).

        The Company will pay interest and Additional Interest, if any, semi-annually in arrears on February 15 and August 15 of each year commencing on August 15, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 2005. Interest will be computed on the basis of a 360-day year comprised of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Method of Payment

        The Company will pay interest (except defaulted interest) on and Additional Interest, if any, in respect of this Note to the Persons who are registered holders of this Note at the close of business on the 1st of February and the 1st of August immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.    Paying Agent and Registrar

        Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        This Note is issued under an Indenture dated as of February 5, 2004, among the Company, the Guarantors and the J.P. Morgan Trust Company, National Association (the "Base Indenture"), as amended and supplemented by a first supplemental indenture among the Company, the Guarantors and the Trustee dated as of June 17, 2005 (the "First Supplemental Indenture") and a second supplemental indenture among the Company, the Guarantors and the Trustee dated as of June 23, 2005 (the "Second Supplemental Indenture" and together with the Base Indenture and the First Supplemental Indenture, the "Indenture"). This Note is part of the series of the 7 1/2% Senior Notes due 2014-Series B originally issued on June 17, 2005 (the "Initial Notes"), and this Note is being issued as part of an issuance of Additional Notes under the Indenture. Additional Notes of the same or a different series may be issued in an unlimited amount subject to compliance with Section 4.06 of the Indenture. For purposes of this Note, references to the Notes include the Initial Notes, Additional Notes and Exchange Notes issued in exchange for such Initial Notes and Additional Notes pursuant to the Indenture. However, to the extent provided in the Indenture, all Initial Notes, Additional Notes and Exchange Notes issued in exchange therefor will be considered together part of a single series of Notes and may be considered a part of a single class of Notes with the February Notes and any Additional Notes issued under the Indenture for certain purposes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms

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defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, including in the event of a conflict with this Note, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

        The Notes (as defined in the Indenture) are the senior obligations of the Company. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.    Optional Redemption

        (i)    Except as set forth below, the Offered Notes (as defined in the Indenture) may not be redeemed prior to February 15, 2009. At any time on or after February 15, 2009, the Offered Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Price
2009	103.750%
2010	102.500%
2011	101.250%
2012 and thereafter	100.000%

        (ii)   In addition, the Company may redeem all or a part of the Offered Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of (A) the applicable percentage set forth above of the principal amount of the Offered Notes being redeemed as of February 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such Offered Notes through February 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.

        (iii)  Notwithstanding the foregoing, at any time prior to February 15, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Offered Notes outstanding at a redemption price equal to 107.50% of the principal amount thereof, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions to the Company in respect of Qualified Equity Interests or one or more public or private sales by the Company of Qualified Equity Interests (other than proceeds from a sale to any of the Company's Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that:

          (a)   at least 65% in aggregate of the originally issued principal amount of the Offered Notes remain outstanding immediately after the occurrence of such redemption; and

          (b)   the sale of such Qualified Equity Interests is made in compliance with the terms of the Indenture.

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6.    Notices of Redemption

        Except as otherwise provided in the Indenture or herein, notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part; provided that any redemption pursuant to paragraph 5(iii) shall be effected on a pro rata basis. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7.    Repurchase at the Option of the Holder

        (a)   Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

        (b)   If the Company or a Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will commence an offer to all Holders of Notes and all holders of certain other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by the Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

8.    Guarantees and Collateral Documents

        All obligations in respect of this Note have been fully and unconditionally guaranteed by Qwest Capital Funding, Inc. and Qwest Services Corporation on a joint and several basis pursuant to the Indenture.

        In order to secure the due and punctual payment of all obligations of QSC under the QSC Guarantee of the Notes when and as the same shall be due and payable, QSC has granted Liens on the Collateral to the Collateral Agent for the benefit of the Trustee and the Holders of Notes.

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        Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

        The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture. The Collateral is subject to release upon a Termination Event and under certain other circumstances.

9.    Denominations; Transfer; Exchange

        The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.    Persons Deemed Owners

        The registered Holder of this Note may be treated as the owner of it for all purposes.

11.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

12.    Discharge and Defeasance

        Subject to certain conditions set forth in the Indenture, the Company and the Guarantors at any time may terminate some or all of its obligations under the Indenture, the Notes Guarantees, the Registration Rights Agreement and the Notes if the Company deposits with the Trustee, cash in U.S. legal tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Notes Guarantees or the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including the February Notes and any Additional Notes), voting as a group, and (ii) any existing default or noncompliance with any provision of the Indenture, the Notes, Notes Guarantees or the Security Documents (other than payment of principal, premium, if any, Additional Interest, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of

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the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Guarantor from any of its obligations under its applicable Note Guarantee or the Indenture (to the extent permitted by the Indenture) to make any change that would provide any additional rights or benefits to the Holders of Notes or that, as determined by the Board of Directors of the Company in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Notes Guarantees or the Security Documents, to conform the Indenture to the "Description of Notes" contained in the offering memorandum relating to the Initial Notes, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide additional assets as Collateral, to add additional guarantees and, following a Termination Event, to eliminate references to subordination of the QSC Guarantee.

14.    Defaults and Remedies

        Under the Indenture (and subject to the terms of the Indenture), an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company (A) to comply with the provisions of Sections 4.11 and 5.01 of the Indenture or (B) for 45 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any other agreement or covenant of the Indenture; (iv) default under any Debt Instrument under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any of its Restricted Subsidiaries (other than QCC to the extent that none of QSC, the Company or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (iv) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default: (A) is caused by a failure to pay when due principal on such Indebtedness at the final maturity thereof; (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A), (B) or (C) has occurred and is continuing, aggregates more than $100.0 million; (v) one or more final and non-appealable judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QSC, the Company or any of its Restricted Subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vi) QSC, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (D) makes a general assignment for the benefit of its creditors; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against QSC, the Company or any Significant Subsidiary as debtor in an involuntary case, (B) appoints a Custodian of QSC, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (C) orders the liquidation of QSC, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; (viii) (A) any Note Guarantee shall be held in a judicial proceeding before a court of competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (B) any

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Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or (ix) default by QSC in the performance of the Security Documents which adversely affects the enforceability or the validity of the Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by QSC of its obligations under the Security Documents or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against QSC for any reason.

        Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.    Subordination

        Prior to the occurrence of a Termination Event, payment of QSC's obligations under the QSC Guarantee will be subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

16.    Trustee Dealings with the Company

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.    No Personal Liability of Directors, Officers, Employees Stockholders

        No past, present or future director, officer, employee, incorporator, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, or stockholder of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Notes Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes and Notes Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Notes Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18.    Governing Law

        THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.    Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

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20.    Abbreviations

        Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 California Street
Denver, Colorado 80202
Attention of Secretary

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
Sign exactly as your name appears on the other side of this Note.

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EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

        Reference is hereby made to that certain indenture dated as of February 5, 2004 (the "Base Indenture") among Qwest Communications International Inc. (the "Company"), the Guarantors (as defined therein) and J.P. Morgan Trust Company, National Association as amended and supplemented by the first supplemental indenture among the Company, the Guarantors and U.S. Bank National Association (the "Trustee") dated as of June 17, 2005 (the "First Supplemental Indenture") and as further supplemented by the Second Supplemental Indenture among the Company, the Guarantors and the Trustee dated June 23, 2005 (the "Second Supplemental Indenture", and together with the First Supplemental Indenture and the Base Indenture, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

        This certificate relates to $                              principal amount of Notes held in (check applicable space)    book-entry or    definitive form by the undersigned.

        The undersigned (check one box below):

        / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

        / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

        In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

/ /    (1)    to the Company or any of its subsidiaries; or

/ /    (2)    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

/ /    (3)    inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

/ /    (4)    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

/ /    (5)    inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

/ /    (6)    pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

/ /    (7)    in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

Signature
Signature Guarantee:	(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

        The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, or 4.11 of the Indenture, check the box:

4.09 Asset Sale	4.11 Change of Control Offering

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.11 of the Indenture, state the amount: $                  .

Date:	Your Signature:	(Sign exactly as your name appears on the other side of the Note)
Tax I.D. number
Signature Guarantee:	(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO REGULATION S]

Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202

Attention: Chief Financial Officer

  Re:
  Qwest Communications International Inc. (the "Company")
  7 1/2% Senior Notes due 2014-Series B (the "Notes")

Dear Ladies and Gentlemen:

        This letter relates to U.S. $            principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of February 5, 2004, as amended and supplemented by a First Supplemental Indenture dated as of June 17, 2005 and a Second Supplemental Indenture dated as of June 23, 2005 (as amended and supplemented, the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]
By:	Authorized Signature

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EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS]

Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202

Dear Ladies and Gentlemen:

        This certificate is delivered to request a transfer of $            principal amount of the 7 1/2% Senior Notes due 2014—Series B (the "Notes") of Qwest Communications International Inc. (the "Company").

        Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

        The undersigned represents and warrants to you that:

        1.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase Notes similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        2.     We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) only (a) to Qwest Communications International Inc. or any subsidiary thereof, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this security (the form of which letter can be obtained from the Trustee for this Note), (d) outside the United States in an offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Qwest Communications International Inc. so requests), or (g) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or

D-1

accounts be at all times within our or their control and in compliance with any applicable state securities laws. In connection with any transfer of this security prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto), pursuant to clause (c), (d) or (f) above if the holder must, prior to such transfer, furnish to the Trustee and Qwest Communications International Inc. such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. As used herein, the terms "offshore transaction, "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act.

TRANSFEREE:

BY

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[FORM OF GUARANTEE]

        Each undersigned Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) hereby unconditionally and irrevocably, jointly and severally, guarantees as a primary obligor and not merely as a surety (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.02 of the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Prior to the occurence of a Termination Event (as defined in the Indenture), the obligations of QSC under the QSC Guarantee shall be subordinated to the obligations of QSC to holders of Senior Debt to the extent set forth in Article VIII of the Indenture. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

        No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be signed by its duly authorized officer.

[NAME OF GUARANTOR]

By:
Name: Title:

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QuickLinks

TABLE OF CONTENTS
ARTICLE I. THE 7 1/2% SENIOR NOTES DUE FEBRUARY 15, 2014—SERIES B
ARTICLE II. APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION
ARTICLE III. AMENDMENTS TO THE INDENTURE
ARTICLE IV. MISCELLANEOUS
SIGNATURES
[FORM OF REVERSE SIDE OF INITIAL NOTE] 7 1/2% Senior Note due 2014, Series B
ASSIGNMENT FORM
[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS]
[FORM OF GUARANTEE]